UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2012

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148 Medellin, Colombia
(Address of principal executive offices and Zip Code)

0115-314-2330
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02           Amendments to Articles of Incorporation or Bylaws

In accordance with stockholder approval received on January 30, 2012, we filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized share capital from 1,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.001 par value to an authorized capital consisting of 1,000,000,000, shares of common stock, par value $0.001 and 1,000,000 shares of preferred stock, $0.001.

Item 5.07           Submission of Matters to a Vote of Security Holders

On January 30, 2012, our company held an annual and special meeting of stockholders to elect directors, appoint our company’s auditors and approve an amendment to our articles.

The following motions were passed at our meeting:

1.	election of James Sikora as a director (For – 8,840,773/Against – 16,041)

2.	election of Duncan Bain as a director (For – 8,851,209/Against –5,605)

3.	election of Walter (Terry) Plummer as a director (For – 8,851,209/Against – 5,605)

4.	Appointment of Larry Wolfe, Certified Public Accountant as our company’s auditor (For – 8,851,437/Against – 5,204)

5.	amendment to our company’s articles to increase our authorized share capital (For – 8,840,807/Against – 15,780)

Item 9.01           Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
James Sikora
President

February 6, 2012